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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
PRAECIS PHARMACEUTICALS INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRAECIS PHARMACEUTICALS INCORPORATED
830 WINTER STREET
WALTHAM, MASSACHUSETTS 02451-1420

                      March 30, 2005

Dear Stockholder:

        On Thursday, May 12, 2005, PRAECIS PHARMACEUTICALS INCORPORATED will hold its annual meeting of stockholders. On behalf of the Board of Directors, I am pleased to invite you to join us so that we can report to you on the activities of PRAECIS during 2004 and discuss the outlook for 2005. The meeting will be held at our corporate headquarters and research facility located at 830 Winter Street, Waltham, Massachusetts 02451-1420, and is scheduled to begin at 10:00 a.m.

        At the annual meeting, you will be asked to vote on the following proposals: (1) election of the directors nominated by your Board of Directors; and (2) ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2005. These proposals are described in the attached proxy statement which you should read carefully. Your Board of Directors recommends that you vote in favor of each proposal.

        Whether or not you plan to attend the annual meeting, it is important that your shares be represented. Regardless of the number of shares you own, please complete, sign, date and promptly return the enclosed proxy card in the enclosed envelope.

        We appreciate your continued support.

Sincerely,

Kevin F. McLaughlin President and Chief Executive Officer

PRAECIS PHARMACEUTICALS INCORPORATED

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of PRAECIS PHARMACEUTICALS INCORPORATED:

        The 2005 annual meeting of the stockholders of PRAECIS PHARMACEUTICALS INCORPORATED (the "Company") will be held at the Company's corporate headquarters and research facility located at 830 Winter Street, Waltham, Massachusetts 02451-1420, on Thursday, May 12, 2005, at 10:00 a.m., for the following purposes:

  1.
  To elect eight directors of the Company for a one-year term expiring at the 2006 annual meeting;

  2.
  To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2005; and

  3.
  To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

        Stockholders of record at the close of business on Monday, March 28, 2005 will be entitled to vote at the annual meeting, whether in person or by proxy. All stockholders are cordially invited to the meeting.

By Order of the Board of Directors

Mary Beth DeLena Secretary

830 Winter Street
Waltham, Massachusetts 02451-1420
March 30, 2005

        To ensure that your shares are represented at the annual meeting, we urge you to complete, date and sign the enclosed proxy card and return it promptly in the envelope provided. This will assure your representation and a quorum for the transaction of business at the annual meeting. If you do attend the annual meeting, you may vote in person if you desire to do so, even if you have returned a proxy card.

PRAECIS PHARMACEUTICALS INCORPORATED

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 12, 2005

General

        We are furnishing this proxy statement to stockholders of record of PRAECIS PHARMACEUTICALS INCORPORATED ("PRAECIS" or the "Company") in connection with the solicitation of proxies for use at the annual meeting of stockholders of the Company to be held on Thursday, May 12, 2005, at 10:00 a.m. at the Company's corporate headquarters and research facility located at 830 Winter Street, Waltham, Massachusetts 02451-1420, and at any adjournment(s) thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders. The Notice of Annual Meeting of Stockholders, this proxy statement and the enclosed form of proxy are first being mailed to stockholders on or about April 4, 2005.

Voting Securities, Quorum and Vote Required

        Only holders of record of common stock, par value $.01 per share, of the Company ("Common Stock") as of the close of business on March 28, 2005 (the "Record Date") are entitled to receive notice of and to vote at the annual meeting. On the Record Date, there were 52,423,851 shares of Common Stock outstanding, constituting all of the outstanding voting securities of the Company. Stockholders are entitled to one vote for each share of Common Stock they held as of the Record Date.

        A quorum of stockholders is necessary to hold a valid annual meeting. A quorum will exist at the annual meeting if the holders of record as of the Record Date of a majority of the number of shares of Common Stock outstanding as of the Record Date are present in person or represented by proxy at the annual meeting. Shares held as of the Record Date by holders who are present or represented by proxy at the annual meeting but who have abstained from voting or have not voted with respect to some or all of such shares on any proposal to be voted on at the annual meeting will be counted as present for the purposes of establishing a quorum.

        To be elected as a director at the annual meeting (Proposal No. 1), each candidate for election must receive a plurality of the votes cast by the stockholders present in person or represented by proxy at the annual meeting. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the annual meeting is required to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2005 (Proposal No. 2).

        Shares represented by proxies which are marked "WITHHELD" with regard to the election of directors (Proposal No. 1) will be excluded entirely from the vote and thus will have no effect on the outcome of the vote. Shares represented by proxies which are marked "ABSTAIN" with regard to the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2005 (Proposal No. 2) will be considered present in person or represented by proxy at the annual meeting and will have the effect of a negative vote because approval of this proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the annual meeting.

        A broker "non-vote" occurs with respect to shares as to a proposal when a broker who holds shares of record in his name is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction is given. Brokers holding your shares in their name will be permitted to vote those shares with respect to the election of directors (Proposal No. 1) and the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2005 (Proposal No. 2) without instruction from you, and, accordingly, broker non-votes will not occur with respect to either of these two proposals.

Proxies

Voting Your Proxy

        You may vote in person at the annual meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

        If you sign and return your proxy card to us in time for it to be voted at the annual meeting, one of the individuals named as your proxy, each of whom is an executive officer of the Company, will vote your shares as you have directed on the proxy card. If you sign and timely return your proxy card but no indication is given as to how to vote your shares as to one or both of the proposals to be voted on at the annual meeting, your shares will be voted FOR any proposal as to which you have given no indication as to how to vote.

        The Board of Directors knows of no matters, other than Proposal Nos. 1 and 2 as set forth in the accompanying Notice of Annual Meeting of Stockholders, to be presented at the annual meeting. If any other matter is properly presented at the annual meeting upon which a vote may properly be taken, shares represented by duly executed and timely returned proxy cards will be voted on any such matter in accordance with the judgment of the named proxies.

How to Vote by Proxy

        You may vote by proxy by completing, signing, dating and returning your proxy card in the enclosed envelope. If your shares are held in "street name" through a broker, you should provide written instructions to your broker on how to vote your shares. As noted above, if you do not provide your broker with instructions on how to vote your shares, your shares may not be voted on those Proposals in the same manner that you would have voted if you had provided instructions. To ensure that your broker receives your instructions, you should promptly complete, sign and send to your broker in the envelope enclosed with this proxy statement the voting instruction form which is also enclosed. You may also wish to check the voting form used by the firm that holds your shares to see if it offers telephone or Internet voting.

Revoking Your Proxy

        You may revoke your proxy before it is voted by:

  •
  sending in a new proxy with a later date;

  •
  notifying the Secretary of the Company in writing before the annual meeting that you have revoked your proxy; or

  •
  voting in person at the annual meeting.

        If you hold your shares through a broker or other custodian, you will need to contact them to revoke your proxy.

Voting in Person

        If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must obtain from your nominee and bring to the annual meeting a "legal proxy" authorizing you to vote your "street name" shares held as of the Record Date.

Proxy Solicitation and Expenses

        This solicitation of proxies is being made on behalf of our Board of Directors and we will bear the costs of the solicitation. In addition to the solicitation of proxies by mail, proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, in person or by telephone or facsimile. We will also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of shares.

Delivery of Proxy Materials and Annual Report to Households

        The Securities and Exchange Commission has implemented a rule permitting companies and their brokers, banks or other intermediaries to deliver a single copy of an annual report and proxy statement to households at which two or more beneficial owners reside. This method of delivery, which eliminates duplicate mailings, is referred to as "householding." We have been notified that certain brokers, banks and other intermediaries have elected to household the Company's Annual Report and proxy statement. Accordingly, beneficial owners sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding, either affirmatively or implicitly by not objecting to householding, will receive only one copy of the Company's Annual Report and this proxy statement.

        If you hold your shares in your own name as a holder of record, householding will not apply to your shares.

        Beneficial owners who reside at a shared address at which a single copy of the Company's Annual Report and this proxy statement are delivered may obtain a separate Annual Report and/or proxy statement without charge by sending a written request to PRAECIS PHARMACEUTICALS INCORPORATED, 830 Winter Street, Waltham, Massachusetts 02451-1420, Attention: Investor Relations, or by calling the Company at (781) 795-4100. The Company will promptly deliver an Annual Report and/or proxy statement upon request.

        Not all brokers, banks or other intermediaries offer beneficial owners the opportunity to participate in householding. If you want to participate in householding and eliminate duplicate mailings in the future, you must contact your broker, bank or other intermediary directly. Alternatively, if you want to revoke your consent to householding and receive a separate Annual Report and proxy statement for each beneficial owner sharing your address, you must contact your broker, bank or other intermediary to revoke your consent.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

        Pursuant to our Third Amended and Restated By-Laws, all of our directors are elected at each annual meeting of stockholders. Each director elected at the annual meeting will hold office until the next annual meeting of stockholders and until the director's successor is duly elected and qualified, or until the director's earlier death, resignation or removal. Our Amended and Restated Certificate of Incorporation provides that the number of directors shall be fixed from time to time by a majority of our Board of Directors. Currently, the number of directors has been fixed at eight directors, and there are no vacancies on the Board.

        Stockholders may withhold authority from the persons named as proxies in the enclosed proxy card to vote for the entire slate of nominated directors or, by appropriately marking the proxy card, may withhold the authority to vote for any individual director nominee. Instructions on the proxy card to withhold authority to vote for one or more of the director nominees will result in those nominees receiving fewer votes. If any nominee is unable to serve or for good reason will not serve as a director, shares voted by proxy for such nominee will be voted for the election of such substitute nominee as the Board of Directors may propose. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable to serve.

        The names of the individuals nominated by your Board of Directors and presented for your consideration, their ages, the year in which they became directors of the Company and certain other information about them are set forth below. All of the nominees are incumbent directors. None of the corporations or other organizations referred to below with which a nominee for director has been employed or otherwise associated is a parent, subsidiary or other affiliate of the Company.

Nominees for Election to the Board of Directors

Malcolm L. Gefter, Ph.D. Age 63	Malcolm L. Gefter, Ph.D. founded PRAECIS and has served as a director since July 1993, as Chairman of the Board since February 1994 and as our Chief Scientific Officer since January 2005. From July 1996 to January 2005, Dr. Gefter served as our Chief Executive Officer, and from July 1998 to May 2002, he was also our President. Dr. Gefter was our Treasurer from July 1993 to July 1998. Dr. Gefter has been a professor of biology at the Massachusetts Institute of Technology and is now professor emeritus. He has authored more than 200 original scientific papers. Dr. Gefter was a founder of ImmuLogic Pharmaceutical Corporation, and from 1987 to March 1997, served as Chairman of the Board of Directors of ImmuLogic. Dr. Gefter received his B.S. in Chemistry from the University of Maryland and his Ph.D. in Molecular Biology from Albert Einstein College of Medicine.

Kevin F. McLaughlin Age 48
Kevin F. McLaughlin has served as a member of our Board of Directors and as our Chief Executive Officer since January 2005 and as President since September 2004. Mr. McLaughlin served as our Chief Operating Officer from September 2004 to January 2005. Prior to this, Mr. McLaughlin served as our Chief Financial Officer from September 1996 to September 2004, our Treasurer from July 1998 to September 2004 and our Secretary from January 1997 to November 2004. Mr. McLaughlin was an Executive Vice President from January to September 2004, a Senior Vice President from July 1998 to January 2004, and one of our Vice Presidents from September 1996 to July 1998. Prior to joining PRAECIS, he was Vice President and Chief Financial Officer of Advanced Techcom, Inc., a privately- held communications company, from March 1996 to August 1996. From 1980 to 1996, he held senior level financial positions at Computervision Corporation and its predecessor Prime Computer, Inc., including Vice President, Treasurer and Director of Corporate Planning, where he was directly involved with financial, accounting and investor relations management, as well as public and private financing. Mr. McLaughlin received his B.S. in Accounting from Northeastern University and his MBA from Babson College.
G. Leonard Baker, Jr. Age 62
G. Leonard Baker, Jr. has served as a member of our Board of Directors since March 1994. Since 1974, Mr. Baker has been a Managing Director of the General Partner of Sutter Hill Ventures, a venture capital firm. Mr. Baker also serves as a director of Therma-Wave, Inc., Corcept Therapeutics Incorporated and a number of private companies.
Garen G. Bohlin Age 57
Garen G. Bohlin has served as a member of our Board of Directors since July 2003. Mr. Bohlin is the President and Chief Executive Officer of Syntonix Pharmaceuticals, Inc., a privately held biotechnology company. Prior to joining Syntonix in September 1998, Mr. Bohlin spent 14 years at Genetics Institute, Inc. ("GI"), a biotechnology company. In his last position at GI, he served as Executive Vice President with responsibility for essentially all of the non-scientific areas of GI that comprised approximately half of the company's then 1,600 employees. Prior to GI, Mr. Bohlin spent 13 years at Arthur Andersen, a public accounting firm, where, as partner, he oversaw all client activities for a broad range of Fortune 500 businesses, as well as smaller publicly and privately owned companies. He also serves as a director of Syntonix and Acusphere, Inc., and was past president of the Massachusetts biotechnology trade association.

Henry F. McCance Age 62
Henry F. McCance has served as a member of our Board of Directors since December 1993. Mr. McCance has been employed at Greylock Management Corporation, a private venture capital group, since 1969, where he has been President since 1990 and Chairman of the Board since 1997. Mr. McCance is a general partner of several venture capital funds affiliated with Greylock. Mr. McCance also serves as a director of Cabot Corporation.
Leonard E. Post, Ph.D. Age 52
Leonard E. Post, Ph.D. has served as a member of our Board of Directors since September 2003. Dr. Post is the Senior Vice President of Research and Development at Onyx Pharmaceuticals, Inc., a biotechnology company. Prior to joining Onyx Pharmaceuticals in July 2000, Dr. Post spent nine years at the Parke-Davis Pharmaceutical Research Division of Warner-Lambert Company, a global pharmaceutical company, where he held various management positions, including Vice President, Discovery. From 1981 to 1991, Dr. Post held various scientific and management positions at The Upjohn Company. From 1993 to June 2000, Dr. Post also served as an adjunct professor in the Department of Microbiology and Immunology at the University of Michigan, and from 1990 to 1994, he was a member of the NIH Recombinant DNA Advisory Committee.
David B. Sharrock Age 68
David B. Sharrock has served as a member of our Board of Directors since February 1994. Since 1994, Mr. Sharrock has been a privately employed business consultant. From 1990 to 1994, Mr. Sharrock was Executive Vice President and Chief Operating Officer of Marion Merrell Dow Inc., a global pharmaceutical company, and from 1988 to 1989, he was President and Chief Operating Officer of Merrell Dow Pharmaceuticals, Inc. Mr. Sharrock also serves as a director of Cincinnati Bell, Inc., Indevus Pharmaceuticals, Inc. and MGI Pharma, Inc.
Patrick J. Zenner Age 58
Patrick J. Zenner has served as a member of our Board of Directors since July 2001. In January 2001, Mr. Zenner retired from Hoffmann La Roche Inc., North America, the prescription drug unit of the Roche Group, a leading research-based health care enterprise, where he served as President and Chief Executive Officer since 1993, and was a member of the global Pharmaceutical Executive Committee. Mr. Zenner joined Hoffmann La Roche Inc. in 1969 and held a number of executive positions both internationally and domestically during his tenure. Mr. Zenner also serves as a director of Dendrite International, Inc., Geron Corporation, Curagen Corporation, ArQule, Inc., West Pharmaceutical Services, Inc., First Horizon Pharmaceutical Corporation, XOMA, Ltd., EXACT Sciences Corporation and other private companies.

        The Board of Directors recommends a vote "FOR" the election of the above-named nominees as directors of the Company.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

        Set forth below is certain information concerning non-director employees who currently serve as executive officers. Our executive officers serve at the discretion of the Board of Directors. There are no family relationships between any of our directors and executive officers. None of the corporations or other organizations referred to below with which an executive officer has been employed or otherwise associated is a parent, subsidiary or affiliate of the Company.

        Edward C. English, age 37, has been our Vice President, Chief Financial Officer and Treasurer since September 2004 and our Assistant Secretary since November 2004. Mr. English joined PRAECIS in February 1997 and has held various senior positions in the accounting and finance department, most recently serving as the Senior Director of Finance and Corporate Controller. From 1990 until January 1997, Mr. English was a Certified Public Accountant with KPMG LLP, a public accounting firm, where he held various positions including working as a manager on audit engagements in the Health Care and Life Sciences practice. Mr. English received his B.S. in Business Administration from Georgetown University and a joint M.S. in Accounting and MBA from Northeastern University.

        Marc B. Garnick, M.D., age 58, joined PRAECIS in April 1994 as our Executive Vice President and Chief Medical and Regulatory Officer. From 1987 to 1994, he was Vice President, Clinical Development at Genetics Institute, Inc., a biotechnology company. Dr. Garnick was a leader, as an academic physician, in the clinical development of Lupron® as a treatment for hormonally responsive prostate cancer. He is on the faculty of the Harvard Medical School as a clinical professor of medicine, and maintains a clinical practice at the Beth Israel Deaconess Medical Center, a teaching hospital of the Harvard Medical School. Dr. Garnick has written over 300 papers, four books and numerous articles. Dr. Garnick received his A.B. in Biology from Bowdoin College and his M.D. from the University of Pennsylvania School of Medicine.

        Michael J. Keavany, age 47, joined PRAECIS in November 2004 as our Senior Vice President, Sales and Marketing. Mr. Keavany came to PRAECIS from Wyeth, a global pharmaceutical company, where he served as Vice President, Specialty Sales for five years. In this position, he had responsibility for leading Wyeth's specialty sales forces in oncology, hemophilia and organ transplantation. During his tenure at Wyeth, Mr. Keavany directed the successful launch of three new specialty products and managed the integration of the commercial team from Genetics Institute, Inc. ("GI") into Wyeth. Between April 1996 and August 1999, Mr. Keavany served as Assistant Vice President, Commercial Operations at GI. His experience at GI included responsibility for the successful launch of two specialty pharmaceuticals into two different markets (hemophilia and oncology) in the same year. From 1981 to 1996, Mr. Keavany held a variety of positions of increasing responsibility at Zeneca, Inc., a global pharmaceutical company. Mr. Keavany received his B.A. in Finance from Western New England College.

        Richard W. Wagner, Ph.D., age 44, has been our Executive Vice President, Discovery Research since January 2004. Dr. Wagner joined PRAECIS in December 2002 as Executive Vice President, Science and Technology. Prior to joining PRAECIS, Dr. Wagner was Senior Vice President of Research at Phylos, Inc., a privately held biopharmaceutical company, where he was responsible for research efforts in Lexington, Massachusetts, and at Phylos GmbH, a German subsidiary of Phylos. From July 1997 to August 2000, he served as Vice President of Research and Development at Phylos. From 1989 to 1997, Dr. Wagner held several positions at Gilead Sciences, Inc., a biopharmaceutical company, where he most recently was Director of Cell Biology, a member of Gilead's management team and a leading expert on the development of antisense therapeutics. Dr. Wagner received his B.S. in biochemistry from Trinity College, his Ph.D. in chemistry from Brown University, and was a National Cancer Institute post-doctoral fellow at the Wistar Institute, University of Pennsylvania.

BOARD ACTIONS; COMMITTEES OF THE BOARD OF DIRECTORS

        During 2004, our Board of Directors held six regular meetings, five special meetings and acted by unanimous written consent twice.

        The Board of Directors has designated four principal standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Sales and Marketing Committee. The composition and functions of these committees, and the number of meetings held in 2004, are described below.

Audit Committee

        The Audit Committee is a separately-designated committee established by the Board of Directors in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Audit Committee is currently comprised of Messrs. Bohlin, Baker and McCance, each of whom is independent under Rule 10A-3(b)(1) under the Exchange Act and the applicable rules of the National Association of Securities Dealers, Inc. Mr. Bohlin is the Chairman of the Audit Committee. All of the members of the Audit Committee are financially literate, knowledgeable and qualified to review the Company's financial statements. The Board of Directors has determined that Mr. Bohlin qualifies as an "audit committee financial expert" as such term is defined in Item 401(h)(2) of Regulation S-K under the Securities Act of 1933, as amended.

        The Audit Committee met five times during 2004 and acted by unanimous written consent once. In addition, Mr. Bohlin, in his capacity as the Chairman of the Audit Committee, participates in meetings with management and the Company's independent registered public accounting firm regarding the Company's financial results and other financial and accounting matters. Mr. Bohlin provides summary reports of these meetings to the other members of the Audit Committee. The Audit Committee oversees the accounting and financial reporting processes of the Company and its subsidiaries and the audits of the financial statements of the Company. On November 13, 2003, the Board of Directors approved an Amended and Restated Audit Committee Charter that sets forth in detail the duties and responsibilities of the Audit Committee. A copy of the Amended and Restated Audit Committee Charter was annexed to the Company's proxy statement relating to its 2004 Annual Meeting of Stockholders and is also available on our website at http://www.praecis.com, under "Investor Relations—Corporate Governance." The report of the Audit Committee in respect of fiscal year 2004 is included elsewhere in this proxy statement.

Compensation Committee

        The Compensation Committee is currently comprised of Messrs. Post, Sharrock and Zenner, each of whom is an "independent director" under the applicable rules of the National Association of Securities Dealers, Inc., a "Non-Employee Director" within the meaning of Section 16 of the Exchange Act and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. Mr. Post was appointed to the Compensation Committee in September 2004 to fill a vacancy created following the resignation in August 2004 of William R. Ringo from the Board of Directors. Mr. Sharrock is the Chairman of the Compensation Committee. The Compensation Committee met six times during 2004. The Compensation Committee is responsible for reviewing and recommending salaries for the Company's executive officers, reviewing and recommending compensation for members of the Board of Directors, approving equity incentive awards and other forms of compensation for the Company's executive officers, administering our Third Amended and Restated 1995 Stock Plan, Executive Management Bonus Plan and Amended and Restated Employee Stock Purchase Plan, and providing recommendations on various other matters. The Compensation Committee is governed by a charter, a current copy of which is available on our website at http://www.praecis.com, under "Investor Relations—Corporate Governance."

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee is currently comprised of Messrs. Baker, Bohlin, McCance, Post, Sharrock and Zenner, each of whom is an independent director under the listing standards of the National Association of Securities Dealers, Inc. Mr. McCance is the Chairman of the Nominating and Corporate Governance Committee. Mr. McCance has also been designated as the Lead Outside Director of the Board. The Nominating and Corporate Governance Committee held two formal meetings during 2004. In addition, matters covered in the Nominating and Corporate Governance Committee Charter were discussed by the independent directors of the Company during the executive sessions which followed each regularly scheduled Board of Directors' meeting.

        The functions of the Nominating and Corporate Governance Committee include identifying and recommending to the Board individuals qualified to serve as directors of the Company; recommending to the Board directors to serve on committees of the Board; advising the Board with respect to matters of Board composition and procedures; overseeing corporate governance matters generally; and overseeing the annual evaluation of the Board and the Company's management.

        The Nominating and Corporate Governance Committee is governed by a charter, a current copy of which is available on our website at http://www.praecis.com, under "Investor Relations—Corporate Governance." A copy of the charter is also available in print to stockholders upon request, addressed to the attention of the Secretary at PRAECIS PHARMACEUTICALS INCORPORATED, 830 Winter Street, Waltham, Massachusetts 02451-1420. During 2004, the Nominating and Corporate Governance Committee also developed Corporate Governance Guidelines, which were approved by our Board of Directors. A copy of these Guidelines is available on our website at the address specified above.

        The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. In March 2005, the Nominating and Corporate Governance Committee made various changes to simplify the procedures stockholders must follow to recommend director candidates. These changes included altering the required timing for submission of a director candidate from the period between 90 and 120 days before the anniversary date of the Company's preceding annual meeting of stockholders, to anytime prior to 120 days before such anniversary date.

        In considering candidates submitted by stockholders, the Committee will take into consideration the needs of the Board and the qualifications of the proposed candidate. To have a candidate considered by the Nominating and Corporate Governance Committee, a stockholder must submit the recommendation in writing and must include the following:

  •
  The name and address of the stockholder, evidence of the person's beneficial ownership of Company stock, including the number of shares beneficially owned and the length of time of such beneficial ownership, and a description of any agreements, arrangements or understandings between the stockholder and the proposed candidate and any other person(s) (including their names) pursuant to which the recommendation is being made; and

  •
  The name, age, business and residence address of the proposed candidate, the number of shares of Company stock, if any, beneficially owned by the proposed candidate, the proposed candidate's resume or a listing of his or her qualifications to be a director of the Company, and the proposed candidate's consent to be named as a director if recommended by the Nominating and Corporate Governance Committee and nominated by the Board.

        In order for a proposed candidate recommended by a stockholder or stockholders as described above to be considered by the Nominating and Corporate Governance Committee, the stockholder recommendation and information described above must be sent by certified or registered mail, return receipt requested, to the attention of the Secretary at PRAECIS PHARMACEUTICALS INCORPORATED, 830 Winter Street, Waltham, Massachusetts 02451-1420 and must be received by the Secretary not less than 120 days prior to the anniversary date of the Company's preceding annual meeting of stockholders.

        The Nominating and Corporate Governance Committee believes that, in order to be recommended by it as a director nominee, a candidate must have such knowledge, experience, skills and expertise so as to enhance the Board's ability to manage and direct the affairs and business of the Company. Accordingly, when considering potential nominees, the Committee examines a candidate's specific experience, knowledge, skills, expertise, integrity, diversity, ability to make independent analytical inquiries, understanding of the Company's business environment and willingness to devote adequate time and effort to Board responsibilities. The Committee will also consider, when applicable, whether a candidate's skill and experience would enhance the ability of a particular Board committee to fulfill its duties or satisfy any independence requirements imposed by law, regulation or the National Association of Securities Dealers, Inc.

        Potential nominees may come to the attention of the Nominating and Corporate Governance Committee from current directors, executive officers, or other persons. As described above, the Committee will also consider candidates recommended by stockholders. The Committee also, from time to time, engages firms that specialize in identifying director candidates.

        Once a person has been identified by the Nominating and Corporate Governance Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Committee requests information from the candidate, reviews the person's accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate's credentials and accomplishments. The Committee's evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although, as indicated above, the Board may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

Sales and Marketing Committee

        The Sales and Marketing Committee is currently comprised of Messrs. Sharrock and Zenner, each of whom is an independent director under the listing standards of the National Association of Securities Dealers, Inc. and has extensive senior management experience in the pharmaceutical industry. The Sales and Marketing Committee was established in May 2004 for the purpose of reviewing the Company's commercialization plans and the progress of the Company's sales and marketing efforts, and providing guidance and recommendations to the sales and marketing team regarding the continued development, implementation and assessment of commercialization strategies. Prior to his resignation from the Board of Directors in August 2004, William R. Ringo also served as a member of the Sales and Marketing Committee. The Sales and Marketing Committee held four formal meetings during 2004. Mr. Sharrock was unable to attend two of these meetings. Members of senior management, key members of the Company's commercialization team, and outside sales and marketing consultants also attended these meetings. In addition to holding formal meetings, from time to time during 2004 the members of the Sales and Marketing Committee directly provided guidance and recommendations to the sales and marketing team regarding the continued development, implementation and assessment of commercialization strategies.

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

        The Board has established a process to receive communications from stockholders. Stockholders may contact any member (or all members) of the Board by mail. To communicate with the Board of Directors, any individual directors or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent to the attention of the Secretary at PRAECIS PHARMACEUTICALS INCORPORATED, 830 Winter Street, Waltham, Massachusetts 02451-1420.

        All communications received as set forth in the preceding paragraph will be opened by the Legal Department for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any individual director or group or committee of directors, the Legal Department will make sufficient copies of the contents to send to such director or each director who is a member of the group or committee to which the envelope is addressed.

        It is the Company's policy that directors are invited and encouraged to attend the Annual Meeting. Six of our eight directors attended the 2004 Annual Meeting. We expect that a majority of our directors will be in attendance at the 2005 Annual Meeting.

DIRECTOR COMPENSATION

        We pay all non-employee directors an annual retainer of $15,000, plus $1,500 for each regularly scheduled board meeting they attend in person or participate in by telephone. We also pay each non-employee director a fee of $1,000 for each regularly scheduled committee meeting that he attends in person or participates in by telephone and $500 for any other special telephonic Board or committee meeting in which he participates. Mr. Bohlin receives a per-meeting fee of $1,000 for his attendance and participation in, on behalf of the Audit Committee and in his capacity as the Chairman of that Committee, meetings with the Company's management and Ernst and Young LLP regarding the Company's financial results and other financial and accounting matters. In addition, we reimburse our directors for reasonable expenses in connection with attending board and committee meetings.

        Directors are eligible to receive stock options under our Third Amended and Restated 1995 Stock Plan. In connection with their initial election to the Board of Directors, non-employee directors receive an option grant to purchase 20,000 shares of Common Stock. Each initial option grant vests and becomes exercisable in equal monthly installments over a three-year period from the date of grant so long as the individual continues to be a member of our Board of Directors. In addition, non-employee directors generally receive an annual option grant, normally in November. On November 11, 2004, we granted each of Messrs. Baker, Bohlin, McCance, Post, Sharrock and Zenner an option under our Third Amended and Restated 1995 Stock Plan to purchase 10,000 shares of Common Stock, at an exercise price of $1.86 per share. Each option grant vests and becomes exercisable in equal monthly installments over a one-year period from the date of grant so long as the individual continues to be a member of our Board of Directors.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information about the beneficial ownership of our Common Stock as of February 28, 2005, except as otherwise noted, by:

  •
  each named executive officer (as defined under the heading, "Summary Compensation Table");

  •
  each of our directors;

  •
  each person who is known by us to beneficially own more than five percent of our Common Stock; and

  •
  all of our executive officers and directors as a group.

        This information is based upon information received from or on behalf of the individuals or entities named below. Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o PRAECIS PHARMACEUTICALS INCORPORATED, 830 Winter Street, Waltham, Massachusetts 02451-1420.

        We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Except as indicated in the footnotes below, we believe, based on the information furnished or otherwise available to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws. We have based our calculation of the percentage of beneficial ownership on 52,423,101 shares of Common Stock outstanding as of February 28, 2005.

        In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days after February 28, 2005 were deemed to be outstanding. We did not deem such shares to be outstanding, however, for the purpose of computing the percentage ownership of any other person. Asterisks indicate beneficial ownership of less than one percent.

Name and Address of Beneficial Owner	Number of Shares	Number of Shares Subject to Options(1)	Percent
Lotsoff Capital Management (2) 20 North Clark Street, 34th Floor Chicago, IL 60602	4,303,779	—	8.2%
Barclays Global Investors, NA (3) 45 Fremont Street San Francisco, CA 94105	3,164,033	—	6.0
Ronald Gutfleish (4) c/o Elm Ridge Capital Management, LLC 747 Third Avenue, 33rd Floor New York, NY 10017	2,804,400	—	5.4
Malcolm L. Gefter, Ph.D. (5)	552,500	1,367,618	3.6
Kevin F. McLaughlin	104,000	547,237	1.2
Edward C. English	9,780	103,161	*
Marc B. Garnick, M.D. (6)	521,491	888,874	2.6
Richard W. Wagner, Ph.D.	7,085	89,728	*
William K. Heiden (7)	—	—	*
G. Leonard Baker, Jr. (8) c/o Sutter Hill Ventures 755 Page Mill Road, Suite A-200 Palo Alto, CA 94304	1,920,705	54,166	3.8

Garen G. Bohlin c/o Syntonix Pharmaceuticals, Inc. 9 Fourth Avenue Waltham, MA 02451	—	25,832	*
Henry F. McCance c/o Greylock Limited Partnership 880 Winter Street Waltham, MA 02451	70,270	54,166	*
Leonard E. Post, Ph.D. c/o Onyx Pharmaceuticals, Inc. 2100 Powell Street Emeryville, CA 94608	—	14,721	*
David B. Sharrock 1011 Barcamil Way Naples, FL 34110	63,750	65,416	*
Patrick J. Zenner 15384 Milan Lane Naples, FL 34110	—	54,166	*
All directors and executive officers as a group (12 persons)	3,268,581	3,265,085	11.7

(1)
Reflects the number of shares issuable upon the exercise of options exercisable as of April 29, 2005.

(2)
According to a Schedule 13G filed by Lotsoff Capital Management with the Securities and Exchange Commission on January 14, 2005, the listed shares are client invested on a discretionary basis, as to which Lotsoff Capital Management has shared voting power with respect to 2,748,804 shares.

(3)
According to a Schedule 13G filed by Barclays Global Investors, NA with the Securities and Exchange Commission on February 14, 2005, the listed shares are held by Barclays Global Investors, NA and affiliated entities in trust accounts for the economic benefit of the beneficiaries of those accounts, as to which Barclays Global Investors, NA and affiliated entities have shared voting power with respect to 241,471 shares.

(4)
According to a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2005, Ronald Gutfleish is the managing member of two limited liability companies which each manage one or more private investment funds that hold the listed shares. Mr. Gutfleish has shared voting and investment power with respect to the listed shares and disclaims beneficial ownership of the listed shares, except to the extent of his pecuniary interest therein.

(5)
Includes 6,500 shares held by Dr. Gefter as custodian for his daughter and 6,500 shares held by Dr. Gefter as custodian for his son.

(6)
Includes 22,112 shares of Common Stock held by the Garnick Family 1999 Grantor Retained Annuity Trust and 35,081 shares of Common Stock held by the Garnick Family 2003 Grantor Retained Annuity Trust. Dr. Garnick is the trustee of both trusts.

(7)
Effective as of the close of business on September 3, 2004, Mr. Heiden resigned his position as President and Chief Operating Officer of the Company. Accordingly, all unvested options were cancelled as of that date. Options that were vested as of September 3, 2004 were exercisable until December 2, 2004. Any vested options that were not exercised by Mr. Heiden on or before December 2, 2004 expired on that date.

(8)
Includes 1,564,192 shares of Common Stock held by Sutter Hill Ventures and affiliated entities, as to which Mr. Baker, a member of our Board of Directors and a managing director of the general partner of Sutter Hill Ventures, shares voting and investment power with the other managing directors of the general partner of Sutter Hill Ventures. Mr. Baker disclaims beneficial ownership of the shares of Common Stock held by Sutter Hill Ventures and the other affiliated entities, except to the extent of his proportionate partnership interest therein. Also includes 73,378 shares held by a family trust of which Mr. Baker is a trustee and 130,928 shares held by the SHV Profit Sharing Trust, a retirement trust for the benefit of Mr. Baker. Mr. Baker disclaims beneficial ownership of the shares held in the family trust, except to the extent of his pecuniary interest in the trust.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers and stockholders who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely upon a review of Forms 3, 4 and 5 furnished to the Company during or in respect of the fiscal year ended December 31, 2004, the Company is not aware of any director or executive officer who has not timely filed reports required by Section 16(a) of the Exchange Act during or in respect of such fiscal year.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information regarding our equity compensation plans as of December 31, 2004.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved By Security Holders	7,820,906	$6.69	3,402,068	(1)
Equity Compensation Plans Not Approved By Security Holders	—	—	—
Total	7,820,906	$6.69	3,402,068	(1)

(1)
Includes 3,193,605 shares of Common Stock available for issuance under our Third Amended and Restated 1995 Stock Plan and 208,463 shares of Common Stock available for issuance under our Amended and Restated Employee Stock Purchase Plan. In addition to stock options, awards under our Third Amended and Restated 1995 Stock Plan may take the form of other stock awards specified in that plan. If such awards are granted, they will reduce the number of shares of Common Stock available for issuance pursuant to future stock option awards.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors is currently comprised of Leonard E. Post, Ph.D., David B. Sharrock and Patrick J. Zenner, each of whom is an "independent director" under the applicable rules of the National Association of Securities Dealers, Inc., a "Non-Employee Director" within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. Mr. Sharrock serves as the Chairman of the Compensation Committee. The Compensation Committee is responsible for reviewing and recommending salaries for the Company's executive officers, reviewing and recommending compensation for members of the Board of Directors, approving equity incentive awards and other forms of compensation for the Company's executive officers, administering our Third Amended and Restated 1995 Stock Plan, Executive Management Bonus Plan and Amended and Restated Employee Stock Purchase Plan, and providing recommendations on various other matters. The Compensation Committee met six times during fiscal year 2004 to review executive and director compensation policies, incentive compensation programs for executive officers and employees, and individual salaries and awards for executive officers. Recommendations and decisions made by the Compensation Committee are reported to the full Board of Directors for approval or ratification, as appropriate.

Compensation Philosophy

        The general philosophy of the Company's compensation program is to align compensation with business objectives and performance. The Company's compensation policies are intended to attract, motivate, reward and retain highly qualified executives and other key employees for long-term strategic management and the enhancement of stockholder value, to support a performance-oriented environment that rewards achievement of specific Company goals, both corporate and individual, and to attract and retain executives whose abilities are critical to the long-term success and competitiveness of the Company. Key elements of this philosophy include:

  •
  salaries that are competitive with other biopharmaceutical and biotechnology companies with which the Company competes for talent, determined by comparing the Company's pay practices with these companies and the establishment of salary parameters based on this review; and

  •
  significant equity-based incentives for executive officers and other key employees to ensure that they are motivated over the long-term to respond to the Company's business challenges and opportunities as owners and not just as employees.

        The Compensation Committee's objective is to set executive compensation at competitive levels within the biopharmaceutical and biotechnology industries. The Compensation Committee also pays particular attention to the compensation practices of biopharmaceutical and biotechnology companies in the greater Boston area, with which there is intense competition for experienced senior management personnel. In general, the Committee has set total executive compensation at levels that are within the 50th to 60th percentile based upon industry data (including the Radford survey) and independent surveys of local biopharmaceutical and biotechnology companies. The Compensation Committee also utilizes an independent compensation consultant as necessary to assist in evaluating the Company's executive compensation programs and pay practices. The use of an independent consultant provides additional assurance that these programs and practices are reasonable and consistent with the Company's objectives.

        The Company's executive compensation consists of three key components: base salary, annual bonus awards and stock incentives. Each of these components is intended to complement the others, and, taken together, to satisfy the Company's compensation objectives. The Compensation Committee's policies with respect to these three components, including the bases for the compensation awarded to Malcolm L. Gefter, Ph.D., the Company's Chief Executive Officer during fiscal 2004, are discussed below.

Executive Compensation

Base Salary

        The Compensation Committee reviews annually the Chief Executive Officer's base salary and the Chief Executive Officer's recommendation with regard to the base salaries of the other executive officers. When reviewing salaries, the Compensation Committee considers individual and corporate performance in the prior year, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices. As noted above, the Compensation Committee used peer group and other market data to test for reasonableness and competitiveness of base salaries, but also exercised subjective judgment in view of its compensation objectives.

        The base salaries paid to the executive officers of the Company for fiscal year 2004 are shown in the Summary Compensation Table appearing on page 19.

Executive Management Bonus Plan

        The Company established the Executive Management Bonus Plan to reward participants, currently limited to the Company's Chief Executive Officer, Chief Financial Officer, Chief Medical and Regulatory Officer, Executive Vice President, Discovery Research and Senior Vice President, Sales and Marketing, for their contributions to the achievement of corporate performance goals, as well as for their achievement of individual goals. Each year the Compensation Committee and the full Board of Directors approves the corporate performance measures selected and the specific financial targets used under the Bonus Plan, as well as the underlying individual goals of the Chief Executive Officer and each of the other executive officers. The Compensation Committee believes these corporate and individual goals will drive the future success of the Company's business and will enhance stockholder value.

        Historically, the amount of each award has been primarily related to corporate performance, including the progress of the Company's commercialization efforts, clinical programs and research and development efforts. It has generally been the practice of the Compensation Committee to recommend awards to the executive officers based on the overall performance of senior management as a team, rather than on individual performance. However, the amount each participant may be awarded is directly dependent upon the individual's position, responsibility and ability to affect the Company's financial success. The target award value for 2004, as a percentage of base salary, was 50% for the Chief Executive Officer, 40% for the Chief Operating Officer, 30% for each of the Chief Medical and Regulatory Officer and the Executive Vice President, Discovery Research, and 25% for the Chief Financial Officer. The target award values for 2004 were consistent with those set for 2003, except with respect to the Chief Financial Officer, for whom there was previously a target award value of 30%. In September 2004, the Company appointed the then Chief Financial Officer to the position of President and Chief Operating Officer, and appointed the Corporate Controller as his replacement.

        The Bonus Plan provides for payment in cash of 100% of each award granted. The Bonus Plan also provides that the Compensation Committee, in its sole discretion, may recommend that a participant be granted an award in an amount up to 1.5 times the participant's target award percentage multiplied by the participant's base salary.

        The Compensation Committee carefully considered whether awards should be granted under the Company's Executive Management Bonus Plan in respect of 2004. Extensive discussions were held with senior management and in executive session with the other independent non-employee members of the

Board of Directors regarding the Company's approved corporate goals for 2004 and the Company's performance against those goals, particularly relating to the commercialization of Plenaxis®, which was launched in the United States in January 2004, and the Company's clinical development program in non-Hodgkin's lymphoma. Based upon the Company's performance against its stated corporate goals for 2004, and the Company's compensation philosophy that executive officers should, as a team, be accountable for corporate performance, the Board of Directors, upon recommendation of the Compensation Committee, determined that no cash bonuses in respect of 2004 would be paid to the executive officers under the Executive Management Bonus Plan.

        At the request of management, the Compensation Committee did consider and recommend, and the Board of Directors approved, a discretionary one-time cash payment for the Company's Executive Vice President, Discovery Research in recognition of his efforts during 2004 in taking over responsibility for and reorganizing the Company's discovery research department, as well as leading the effort to develop the Company's Direct Select™ technology platform. This award is shown in the Summary Compensation Table appearing on page 19.

        In January 2005, the Board of Directors, upon recommendation of the Compensation Committee, approved the fiscal 2005 performance measures for the executive officers under the Executive Management Bonus Plan. These performance measures include quarterly Plenaxis® revenue targets and other measures of the overall progress on the Plenaxis® commercialization, quarterly targets for cash utilization, clinical development and discovery research milestones, and other strategic business goals. The Board of Directors, upon recommendation of the Compensation Committee, also decided that beginning in 2005, individual executive performance would be weighted more heavily in connection with the consideration of future awards under the Executive Management Bonus Plan. The target award value for 2005 for each executive officer under the Executive Management Bonus Plan remains unchanged from the 2004 target award values set forth above.

Management Incentive Program

        The Company established the Management Incentive Program to reward participants, which may include executive officers who are not eligible to participate in the Executive Management Bonus Plan and other key personnel, for the achievement of individual and corporate goals. Each year the participants in the Management Incentive Program, together with their supervisors, establish individual goals under the program. Members of senior management set the corporate goals under the Management Incentive Program and establish the target cash payment amount for each participant. Payments made under the Management Incentive Program are then determined based on a review of the achievement of the individual and corporate goals and are approved by the Chief Executive Officer. The Compensation Committee oversees the administration of the Management Incentive Program and approved the aggregate amount allocated for awards under the Management Incentive Program for 2004. With respect to 2004, this amount was reduced by the Board of Directors, upon recommendation of the Compensation Committee, to reflect the Company's overall performance against corporate goals.

        The Company's Chief Financial Officer was paid a pro-rated cash bonus under the Company's Management Incentive Plan in recognition of his performance during 2004 as the Company's Corporate Controller prior to his promotion to Chief Financial Officer in September 2004. This award is shown in the Summary Compensation Table appearing on page 19.

Stock Options

        The Third Amended and Restated 1995 Stock Plan was established to provide all of the Company's employees with an opportunity to share, along with the Company's stockholders, in the long-term performance of the Company. Stock options only have value to the employee if the market price of the Common Stock appreciates in value from the date the stock options are granted.

        Grants of stock options are generally made upon commencement of employment, with additional grants being made periodically to eligible employees, and, occasionally, following a significant change in job responsibility, scope or title. Stock options generally have vesting schedules of five years and expire ten years from the date of grant. Annual stock option grants made to executive officers have vesting schedules of three years. The exercise price of options granted under the Third Amended and Restated 1995 Stock Plan is 100% of fair market value of the Common Stock on the date of grant.

        The Compensation Committee reviews annually the vesting status and number of options held by the Company's executive officers to determine if additional grants are appropriate to maintain long-term incentives. The options awarded to the executive officers of the Company in fiscal year 2004 are shown in the Option Grants in Fiscal 2004 table appearing on page 21.

Chief Executive Officer Compensation

        Malcolm L. Gefter's base salary for fiscal year 2004 was $397,312, representing an increase of approximately 4% over his 2003 salary of $382,200. In setting Dr. Gefter's 2004 salary level, the Compensation Committee considered the factors described above for all executive officers. The Committee focused primarily on the achievements of Dr. Gefter and the Company during 2003 in gaining approval to market Plenaxis® in the United States and initiating a new clinical development program in non-Hodgkin's lymphoma, as well as providing a competitive pay increase for Dr. Gefter for the coming year during which the Company would launch its first product.

        In November 2004, the Compensation Committee also granted Dr. Gefter an option to purchase 140,000 shares of Common Stock, at an exercise price of $1.86 per share. These options vest and become exercisable in ratable monthly installments over a three-year period so long as Dr. Gefter remains employed with the Company. The Committee determined that this option grant was appropriate to maintain long-term incentives for Dr. Gefter to continue to contribute to the growth of the Company and enhance stockholder value. However, this option grant was reduced as compared to his option grant in 2003 based upon the Company's overall performance against corporate goals during 2004.

        In evaluating Dr. Gefter's performance and determining his eligibility for a bonus under the Executive Management Bonus Plan, the Compensation Committee considered the factors described above for all executive officers and primarily focused on Dr. Gefter's overall accountability for the Company's performance during 2004 as the Company's Chief Executive Officer. As stated above, the Company's Board of Directors, upon recommendation of the Compensation Committee, determined that no cash bonuses in respect of 2004 would be paid to Dr. Gefter or the other executive officers under the Company's Executive Management Bonus Plan.

Conclusion

        Based upon its review of executive compensation for 2004, the Compensation Committee finds the total compensation of the Chief Executive Officer and the other executive officers of the Company in the aggregate to be reasonable and not excessive.

Policy on Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that may be deducted by a public company in any tax year with respect to the company's chief executive officer and each of its four next highest compensated executive officers. This limit does not apply, however, to performance-based compensation, as long as certain conditions are satisfied.

        The Compensation Committee believes that stock options or other compensation granted under the Third Amended and Restated 1995 Stock Plan satisfy the conditions necessary to qualify such compensation as performance-based compensation permitted to be excluded from the $1,000,000 compensation deduction limitation in accordance with the Internal Revenue Code and related regulations. The Compensation Committee's general policy is to take into account the deductibility of compensation in determining the type and amount of compensation payable to executive officers.

Respectfully submitted by the Compensation Committee:

  David B. Sharrock, Chairman
  Leonard E. Post, Ph.D.
  Patrick J. Zenner

Summary Compensation Table

        The following table sets forth all compensation earned, including salary, bonuses, stock options and other compensation, during the fiscal years ended December 31, 2004, 2003 and 2002 by Malcolm L. Gefter, Ph.D., our chief executive officer as of December 31, 2004, each of our four other most highly compensated executive officers as of December 31, 2004 and William K. Heiden, our former President and Chief Operating Officer, who would have been one of our four most highly compensated executive officers at December 31, 2004 had he still been an employee of the Company at that time. We may refer to these officers as our "named executive officers" in other parts of this proxy statement.

							Long-Term Compensation
		Annual Compensation
Name and Position(s)							Securities Underlying Options		All Other Compensation
	Year	Salary		Bonus
Malcolm L. Gefter, Ph.D. (1) Chairman of the Board and Chief Executive Officer	2004 2003 2002	$397,312 382,200 362,625		$	— 191,100 182,000		140,000 175,000 255,000	(2)	— — —
Kevin F. McLaughlin (3) President and Chief Operating Officer	2004 2003 2002	283,578 246,750 233,678			— 74,025 70,500		158,000 87,500 162,500	(4)	— — —
Edward C. English (5) Chief Financial Officer, Vice President, Treasurer and Assistant Secretary	2004 2003 2002	167,312 139,500 132,000			17,000 13,500 10,006	(6)	97,000 10,000 20,000		— — —
Marc B. Garnick, M.D. Executive Vice President and Chief Medical and Regulatory Officer	2004 2003 2002	326,499 314,080 300,988			— 94,224 60,400		70,000 175,000 30,000	(7)	— — —
Richard W. Wagner, Ph.D. (8) Executive Vice President, Discovery Research	2004 2003 2002	250,280 240,000 18,462			70,000 72,000 —	(9)	108,000 158,750 —		— — —
William K. Heiden (10) Former President and Chief Operating Officer	2004 2003 2002	264,430 367,500 224,808	(13)		— 147,000 140,000		— 120,000 600,000		$133,217 152,060 161,197	(11) (12) (14)

(1)
Effective January 25, 2005, Dr. Gefter resigned as our Chief Executive Officer and assumed the non-executive officer position of Chief Scientific Officer.

(2)
Excludes options to purchase 14,286 shares of Common Stock granted on January 24, 2002 in connection with a bonus earned in 2001 under our Executive Management Bonus Plan.

(3)
During 2004, Mr. McLaughlin served as Chief Financial Officer, Vice President, Treasurer and Secretary until September 7, 2004, at which time he was appointed President and Chief Operating Officer. In connection with his promotion to President and Chief Operating Officer, Mr. McLaughlin's annual base salary was increased to $320,000 from $270,000. Effective January 25, 2005, Mr. McLaughlin was appointed as the Company's Chief Executive Officer and resigned as Chief Operating Officer.

(4)
Excludes options to purchase 5,195 shares of Common Stock granted on January 24, 2002 in connection with a bonus earned in 2001 under our Executive Management Bonus Plan.

(5)
Mr. English became an executive officer of the Company in connection with his promotion in September 2004 to Chief Financial Officer, Vice President and Treasurer.

(6)
Represents a pro-rated cash bonus paid under the Company's Management Incentive Plan in recognition of Mr. English's performance as the Company's Corporate Controller prior to his promotion in September 2004.

(7)
Excludes options to purchase 5,455 shares of Common Stock granted on January 24, 2002 in connection with a bonus earned in 2001 under our Executive Management Bonus Plan.

(8)
Dr. Wagner became an executive officer of the Company in connection with his promotion in January 2004 to Executive Vice President, Discovery Research. Dr. Wagner joined the Company in December 2002.

(9)
Represents a discretionary one-time cash payment in recognition of Dr. Wagner's efforts during 2004 in taking over responsibility for and reorganizing the Company's discovery research department, as well as leading the effort to develop the Company's Direct Select™ technology platform.

(10)
Effective as of the close of business on September 3, 2004, Mr. Heiden resigned his position as President and Chief Operating Officer of the Company.

(11)
Represents the forgiveness of $100,000 of principal, as well as $33,217 in imputed interest which is required to be recognized as income under the Internal Revenue Code of 1986, as amended, with respect to a loan made to Mr. Heiden when he joined the Company in 2002, which is described more fully under "Certain Relationships and Related Party Transactions."

(12)
Represents the forgiveness of $100,000 of principal, as well as $52,060 in imputed interest which is required to be recognized as income under the Internal Revenue Code of 1986, as amended, with respect to a loan made to Mr. Heiden when he joined the Company in 2002, which is described more fully under "Certain Relationships and Related Party Transactions."

(13)
Mr. Heiden joined the Company as our President and Chief Operating Officer on May 9, 2002. This amount represents the total salary earned by Mr. Heiden during 2002 and is based upon an annual salary of $350,000.

(14)
Represents $133,797 in payments made to or on behalf of Mr. Heiden for expenses incurred in connection with his relocation to Massachusetts from New Jersey, including $8,846 paid to Mr. Heiden for taxes payable by him as a result of such relocation payments, and $27,400 in imputed interest which is required to be recognized as income under the Internal Revenue Code of 1986, as amended, with respect to a loan made to Mr. Heiden when he joined the Company in 2002, which is described more fully under "Certain Relationships and Related Party Transactions."

Option Grants in Fiscal 2004

        The following table shows information regarding options we granted to the named executive officers under our Third Amended and Restated 1995 Stock Plan during the year ended December 31, 2004. We have never granted any stock appreciation rights. The maximum term of each option granted is ten years from the date of grant, subject to earlier termination in the event of resignation or termination of employment. The percentage of the total options granted to employees in 2004 shown in the table below is based on options to purchase an aggregate of 2,042,605 shares of Common Stock granted to our employees, directors and consultants during the year. The exercise price of each option is equal to the fair market value of the Common Stock on the date of grant as determined by the Compensation Committee of our Board of Directors.

        The potential realizable values are net of the exercise prices and before taxes associated with the exercise, and are based on the assumption that our Common Stock appreciates at the annual rate shown from the date of the grant until the expiration of the ten-year option term. We have calculated these numbers based on the rules of the Securities and Exchange Commission, and they do not represent our estimate or projection of future Common Stock prices. The amounts reflected in the table may not necessarily be achieved. The actual amount the executive officer may realize will depend upon the extent to which the stock price exceeds the exercise price of the options on the exercise date.

	Individual Grants
						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted		Percent of Total Options Granted to Employees in Fiscal Year
Name				Exercise Price Per Share	Expiration Date
						5%	10%
Malcolm L. Gefter, Ph.D.	140,000	(1)	6.9%	$1.86	11/11/14	$163,764	$415,011
Kevin F. McLaughlin	50,000 108,000	(1) (1)	7.7	2.22 1.86	9/16/14 11/11/14	69,807 126,332	176,905 320,151
Edward C. English	8,000 10,000 25,000 54,000	(2) (2) (1) (1)	4.7	3.56 2.45 2.22 1.86	7/8/14 7/30/14 9/16/14 11/11/14	17,911 15,408 34,904 63,166	45,390 39,047 88,453 160,075
Marc B. Garnick, M.D.	70,000	(1)	3.4	1.86	11/11/14	81,882	207,505
Richard W. Wagner, Ph.D.	30,000 78,000	(1) (1)	5.3	2.22 1.86	9/16/14 11/11/14	41,884 91,240	106,143 231,220
William K. Heiden (3)	—		—	—	—	—	—

(1)
These options vest and become exercisable in equal monthly installments over a three-year period so long as the optionee remains employed by the Company. These options shall automatically become fully vested and exercisable in the event that the optionee is terminated without cause or leaves for good reason within a one-year period following a change of control of the Company.

(2)
These options vest and become exercisable over a five-year period so long as the optionee remains employed by the Company. Options with respect to 20% of the shares vest and become exercisable on the one-year anniversary of the grant date, if the optionee is then employed by the Company, and options with respect to the remaining shares vest and become exercisable in equal monthly installments thereafter. These options shall automatically become fully vested and exercisable in the event that the optionee is terminated without cause or leaves for good reason within a one-year period following a change of control of the Company.

(3)
Effective as of the close of business on September 3, 2004, Mr. Heiden resigned his position as President and Chief Operating Officer of the Company. Accordingly, all unvested options were cancelled as of that date. Options that were vested as of September 3, 2004 were exercisable until December 2, 2004. Any vested options that were not exercised by Mr. Heiden on or before December 2, 2004 expired on that date.

Aggregated Option Exercises in Last Fiscal Year and Option Values at December 31, 2004

        The following table provides information concerning option exercises by the named executive officers during the year ended December 31, 2004 and the number and value of unexercised options held by the named executive officers at December 31, 2004. The value realized on option exercises is calculated based on the fair market value per share of Common Stock on the date of exercise less the applicable exercise price.

        The value of unexercised in-the-money options held at December 31, 2004 represents the total gain which the option holder would realize if he exercised all of the in-the-money options held at December 31, 2004, and is determined by multiplying the number of shares of Common Stock underlying the options by the difference between $1.90, which was the closing price per share of our Common Stock on the Nasdaq National Market on December 31, 2004, and the applicable per share option exercise price. An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

			Number of Securities Underlying Unexercised Options at December 31, 2004				Value of Unexercised In-The-Money Options at December 31, 2004
Name	Shares Acquired on Exercise	Value Realized
			Exercisable		Unexercisable		Exercisable		Unexercisable
Malcolm L. Gefter, Ph.D	200,000	$1,227,667	1,246,922		668,154		$759,733		$112,617
Kevin F. McLaughlin	10,000	54,133	504,152		267,559		215,753		4,200
Edward C. English	—	—	91,200		116,800		60		2,100
Marc B. Garnick, M.D	52,499	292,069	848,152		207,180		78		2,722
Richard W. Wagner, Ph.D	—	—	67,144		199,606		87		3,033
William K. Heiden (1)	10,000	32,800	—	(1)	—	(1)	—	(1)	—	(1)

(1)
Effective as of the close of business on September 3, 2004, Mr. Heiden resigned from his position as President and Chief Operating Officer of the Company. Accordingly, all unvested options were cancelled as of that date. Options that were vested as of September 3, 2004 were exercisable until December 2, 2004. Any vested options that were not exercised by Mr. Heiden on or before December 2, 2004 expired on that date.

Employment Agreements/Change of Control Arrangements

        None of our named executive officers has an employment agreement, although all of our executive officers have entered into agreements that contain non-disclosure and non-solicitation restrictions and covenants.

        We have entered into letter agreements, effective as of May 9, 2002, with Malcolm L. Gefter, Ph.D., Kevin F. McLaughlin and Marc B. Garnick, M.D., and effective as of September 16, 2004, with Edward C. English and Richard W. Wagner, Ph.D. These agreements provide that in the event of a change of control of the Company, the officer will receive a lump sum severance payment in an amount described below if his employment is terminated within one year of such change of control, either by the Company without cause or voluntarily by him as a result of an adverse and material diminution in duties, a material reduction in annual compensation or an increase in his daily commute of more than 50 miles. If the change of control occurs within one year of the effective date of the agreement, the amount of the severance payment will be the sum of the officer's annual salary for the year in which the change of control occurs plus the full amount of his target bonus award under the Executive Management Bonus Plan for that year. If the change of control occurs after the first anniversary of the agreement, the amount of the severance payment will be two times the sum of the officer's annual salary and target bonus award under the Executive Management Bonus Plan for the year in which the change of control occurs. These agreements also provide for the continuation of certain insurance coverage, at no cost to the officer, for a period of either one or two years following termination of employment within one year after a change in control, depending upon whether the change of control occurs before or after the first anniversary of the agreement. In the case of Messrs. Gefter, McLaughlin and Garnick, since their letter agreements have been in effect for more than two years, the amount of the severance payment will be two times the sum of the officer's annual salary and, for Messrs. McLaughlin and Garnick only (since Dr. Gefter is no longer eligible to participate in the Executive Management Bonus Plan), target bonus award under the Executive Management Bonus Plan for the year in which the change of control occurs, and the period of continued insurance coverage will be two years. Under the agreements, each officer is also entitled to reimbursement of certain legal expenses.

        These agreements also provide that all future stock options granted to these officers will become fully vested and exercisable upon the termination of their employment upon or after a change of control of the Company if such termination would entitle them to a lump sum severance payment under the terms of their letter agreements.

        On May 9, 2002, William K. Heiden became our President and Chief Operating Officer. Mr. Heiden and the Company entered into a letter agreement dated as of May 9, 2002 which provided for lump sum cash severance payments and continued benefits in the event of a change of control of the Company that were substantially consistent with those of the other officers described above. In addition, the agreement provided that all options granted to Mr. Heiden would become fully vested and exercisable upon the termination of Mr. Heiden's employment upon or after a change of control of the Company if such termination would entitle Mr. Heiden to a lump sum severance payment under his agreement with the Company. Mr. Heiden resigned as the Company's President and Chief Operating Officer effective as of September 3, 2004.

        On November 1, 2000, the Compensation Committee of the Board of Directors approved a grant to Dr. Gefter of options to purchase 500,000 shares of our Common Stock, at an exercise price of $25.38 per share. These options vest and become exercisable in equal monthly installments over an eight-year period. However, these options will automatically become fully vested and exercisable immediately upon the occurrence of a change of control of the Company, if at such time Dr. Gefter is employed by the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        None of the members of the Compensation Committee is currently, or has been at any time since our formation, one of our officers or employees. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        On May 16, 2002, the Company extended a $1.0 million loan to William K. Heiden in connection with his acceptance of employment as the Company's President and Chief Operating Officer. The loan was full recourse, uncollateralized, non-interest bearing and was due and payable on May 16, 2012. Under the terms of the promissory note evidencing the loan, 10% of the original loan principal was forgiven annually on each anniversary date of the promissory note, provided that Mr. Heiden remained an employee of the Company. The Company was not responsible for the personal income tax implications related to the forgiveness of the loan. Since January 1, 2004, the largest aggregate indebtedness under the loan was $0.8 million. The outstanding balance of the loan became immediately due and payable upon Mr. Heiden's voluntary termination of employment with the Company in September 2004 and accordingly, the loan was paid in full at such time. This loan transaction was approved by a majority of the Board of Directors, including a majority of the independent and disinterested members of the Board of Directors.

        The loan to Mr. Heiden was made prior to the adoption of the Sarbanes-Oxley Act of 2002. In compliance with the Sarbanes-Oxley Act, the Company no longer makes personal loans to executive officers.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

        The following graph shows the total stockholder return on an initial investment of $100 in cash on April 27, 2000, the date our Common Stock began to trade on the Nasdaq National Market, through December 31, 2004 for (i) our Common Stock, (ii) The Nasdaq Stock Market (U.S.) Index and (iii) the Nasdaq Pharmaceutical Index. The starting point for our Common Stock represents the actual initial public offering price of $10.00 per share. All values assume reinvestment of the full amount of all dividends, if any. The performance shown is not necessarily indicative of future performance.

Comparison of fifty-seven month cumulative total return among
PRAECIS PHARMACEUTICALS INCORPORATED,
the Nasdaq Stock Market (U.S.) Index and the Nasdaq Pharmaceutical Index

	4/27/00	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
PRAECIS PHARMACEUTICALS INCORPORATED	$100.00	$292.50	$58.20	$32.50	$64.40	$19.00
Nasdaq Stock Market (U.S.) Index	100.00	56.46	42.59	24.72	35.91	37.93
Nasdaq Pharmaceutical Index	100.00	104.86	94.94	62.98	90.56	97.25

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee has the responsibility and authority described in the Amended and Restated Audit Committee Charter, which has been approved by the Board of Directors. A copy of the Amended and Restated Audit Committee Charter was annexed to the Company's proxy statement relating to its 2004 Annual Meeting of Stockholders and is also available on our website at http://www.praecis.com, under "Investor Relations—Corporate Governance." The members of the Audit Committee meet the independence requirements set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended, and the applicable rules of the National Association of Securities Dealers, Inc. The Audit Committee oversees the accounting and financial reporting processes of the Company and its subsidiaries and the audits of the financial statements of the Company. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.

        In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

        The Audit Committee reviewed with Ernst & Young LLP, the Company's independent registered public accounting firm who are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 ("Communication With Audit Committees"), other standards of the Public Company Accounting Oversight Board (United States), rules of the Securities and Exchange Commission and other applicable regulations. In addition, the Audit Committee has received the written disclosures and the letter required by Independence Standards Board No. 1, as modified or supplemented, has discussed with Ernst & Young LLP their independence from management and the Company, and has considered the compatibility with Ernst & Young LLP's independence as auditors of the non-audit services performed for the Company by Ernst & Young LLP.

        The Committee also reviewed management's report on its assessment of the effectiveness of the Company's internal control over financial reporting and Ernst & Young LLP's report on management's assessment and the effectiveness of the Company's internal control over financial reporting.

        The Audit Committee discussed with Ernst & Young LLP the overall scope and plans for their audit. The Audit Committee met with Ernst & Young LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal control, including internal control over financial reporting, and the overall quality of the Company's financial reporting.

        The Audit Committee met five times during 2004 and acted by unanimous written consent once. In addition, Garen G. Bohlin, in his capacity as the Chairman of the Audit Committee, participated in meetings with management and the Company's independent registered public accounting firm regarding the Company's financial results and other financial and accounting matters. Mr. Bohlin provided summary reports of these meetings to the other members of the Audit Committee. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements and management's assessment of the effectiveness of the Company's internal control over financial reporting be included in the Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission, and the Board of Directors approved such inclusion. The Audit Committee also appointed Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2005.

Respectfully submitted by the Audit Committee:

  Garen G. Bohlin, Chairman
  G. Leonard Baker, Jr.
  Henry F. McCance

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

        The following table shows the aggregate fees billed for professional services rendered by Ernst & Young LLP, our independent registered public accounting firm, in 2004 and 2003. All such services were pre-approved by the Audit Committee in accordance with the pre-approval policy described below. The Audit Committee considered all of the activities described below to be compatible with the maintenance of Ernst & Young LLP's independence.

	2004		2003
Audit Fees	$345,086	(1)	$133,000
Audit-Related Fees	44,119		10,000
Tax Fees	59,303		36,230
All Other Fees	2,250		6,000

Total Fees	$450,758		$185,230

(1)
Includes $144,550 in fees for audit services related to our compliance with Section 404 of the Sarbanes-Oxley Act of 2002 regarding our internal control over financial reporting.

Audit Fees

        Audit fees were for professional services rendered for the audit of the Company's annual financial statements for fiscal years 2004 and 2003, respectively, and for reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for the first three quarters of each fiscal year.

Audit-Related Fees

        Audit-related fees were principally for services related to accounting consultations and advice on compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

Tax Fees

        Tax fees were for services relating to tax compliance, tax advice and tax planning.

All Other Fees

        Fees for all other services not included above principally consisted of fees for online accounting research tools.

Pre-Approval Policies and Procedures

        The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax and other services performed by Ernst & Young LLP. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee has delegated to the Chairman of the Audit Committee authority to approve permitted services, provided that the Chairman reports any such approvals to the Audit Committee at its next scheduled meeting. Management provides the Audit Committee with an update of the services provided by, and fees paid to, Ernst & Young LLP at each regularly scheduled Audit Committee meeting.

        The Audit Committee did not utilize the de minimis exception to the pre-approval requirements to approve any services provided by Ernst & Young LLP during fiscal 2004.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2005. Ernst & Young LLP has audited the Company's consolidated financial statements since the Company's inception in 1993.

Ratification of Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm

        The Board of Directors has directed that the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2005 be submitted for ratification by the stockholders at the Company's 2005 annual meeting. Stockholder ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2005 is not required by the Company's Third Amended and Restated By-Laws or otherwise, but is being pursued as a matter of good corporate practice. If stockholders do not ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2005, the Board of Directors will consider the matter at its next meeting.

        It is anticipated that one or more representatives of Ernst & Young LLP will be present at the annual meeting, will have an opportunity to make a statement, if desired, and will be available to answer appropriate questions from stockholders.

        The Board of Directors recommends a vote "FOR" Proposal No. 2 to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2005.

OTHER MATTERS

        The Board of Directors knows of no other items of business to be brought before the annual meeting other than as described above. If any other items of business should properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote such proxies in accordance with their best judgment with regard to any such items. Discretionary authority for them to do so is contained in the enclosed proxy card.

STOCKHOLDER PROPOSALS

        Under the rules and regulations of the Securities and Exchange Commission, to be eligible for inclusion in our proxy statement for our 2006 annual meeting of stockholders, proposals of stockholders must be received at our principal executive offices no later than December 1, 2005 and must otherwise satisfy the conditions established by the Securities and Exchange Commission for such inclusion.

        In accordance with our Third Amended and Restated By-Laws, proposals of stockholders intended for presentation at the 2006 annual meeting of stockholders (but not intended to be included in our proxy statement for that meeting) may be made only by a stockholder of record who has given notice of the proposal to the Secretary of the Company at its principal executive offices no earlier than January 13, 2006 and no later than February 12, 2006. The notice must contain certain information as specified in our Third Amended and Restated By-Laws. Any such proposal received after February 12, 2006 will not be considered "timely" for purposes of Rule 14a-4(c)(1) of the federal proxy rules, and the proxies designated by the Company for such meeting will have discretionary authority to vote with respect to any such proposal.

ANNUAL REPORT AND FORM 10-K

        The Company is sending, prior to or concurrently with this proxy statement, to all of its stockholders of record as of March 28, 2005, a copy of its Annual Report to Stockholders for the fiscal year ended December 31, 2004. The Annual Report to Stockholders contains the Company's audited consolidated financial statements for the fiscal year ended December 31, 2004.

        A copy of the Company's Annual Report on Form 10-K (excluding exhibits) for the fiscal year ended December 31, 2004 filed with the Securities and Exchange Commission is available without charge upon the written request of any stockholder to PRAECIS PHARMACEUTICALS INCORPORATED, 830 Winter Street, Waltham, Massachusetts 02451-1420, Attention: Investor Relations, or by calling the Company at (781) 795-4100.

March 30, 2005

PRAECIS PHARMACEUTICALS INCORPORATED
830 Winter Street, Waltham, MA 02451

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 12, 2005

The undersigned hereby appoints Kevin F. McLaughlin and Edward C. English, or any one or both of them, each with full power of substitution, as lawful proxies, to vote all the shares of Common Stock of PRAECIS PHARMACEUTICALS INCORPORATED which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of PRAECIS PHARMACEUTICALS INCORPORATED to be held at its corporate headquarters, 830 Winter Street, Waltham, MA 02451 on Thursday, May 12, 2005, at 10:00 a.m. local time, and at any adjournment(s) thereof, as directed on the reverse side of this card. The aforesaid proxies, or any one or both of them, or their duly appointed substitute(s) as aforesaid, are also authorized to vote upon any adjournment(s) of the Annual Meeting of Stockholders, for the election as a director of such substitute nominee(s) as the Company's Board of Directors may designate to replace any person nominated as a director and named on the reverse side of this card if such person is unable to serve or for good cause will not serve, and in their discretion upon such other business as may properly come before the meeting or any adjournment(s) thereof and matters incident to the conduct of the meeting or any adjournment(s) thereof. This proxy revokes all prior proxies given by the undersigned.

This proxy when properly executed will be voted on Proposals 1 and 2 set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement (receipt of which is hereby acknowledged by the undersigned) as directed on the reverse side of this card, and in the discretion of the aforesaid proxies upon such other business as may properly come before the meeting or any adjournment(s) thereof and matters incident to the conduct of the meeting or any adjournment(s) thereof. If no direction is made, said proxies will vote the shares represented by this proxy FOR the election as directors of the nominees named on the reverse side of this card (Proposal No. 1) (or for the election of such substitute nominee(s) as the Board of Directors may designate if any of the persons nominated for election as a director and named on the reverse side of this card is unable to serve or for good cause will not serve) and FOR Proposal No. 2.

Please sign on reverse side and return promptly in the enclosed postage-paid envelope.

Annual Meeting of Stockholders of
PRAECIS PHARMACEUTICALS INCORPORATED

May 12, 2005

Please date, sign and mail your proxy card
in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES NAMED BELOW AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE.    ☒

1. ☐ ☐ ☐	Election of Directors. FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES ( ) Malcolm L. Gefter, Ph.D. ( ) Kevin F. McLaughlin ( ) G. Leonard Baker, Jr. ( ) Garen G. Bohlin ( ) Henry F. McCance ( ) Leonard E. Post, Ph.D. ( ) David B. Sharrock ( ) Patrick J. Zenner	2.	Proposal to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2005.	FOR ☐	AGAINST ☐	ABSTAIN ☐
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •

This Proxy is solicited by the Board of Directors, and the shares will be voted in accordance with your directions hereon. If you sign and timely return your proxy card but do not indicate how your shares are to be voted as to one or both of the proposals, your shares will be voted FOR each of the proposals.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

The named proxies are also authorized to vote in their discretion for the election as a director of such substitute nominee(s) as the Board of Directors may designate if any of the persons nominated for election as a Director and named above is unable to serve or for good cause will not serve, and upon such other business as may properly come before the meeting or any adjournment(s) thereof and matters incident to the conduct of the meeting or any adjournment(s) thereof.

PLEASE DATE, SIGN AND MAIL YOUR PROXY PROMPTLY. PLEASE DO NOT FOLD THIS PROXY.
Signature of Stockholder	Date:	Signature of Stockholder	Date:
NOTE:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

PRAECIS PHARMACEUTICALS INCORPORATED NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PRAECIS PHARMACEUTICALS INCORPORATED PROXY STATEMENT ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 12, 2005
PROPOSAL NO. 1 ELECTION OF DIRECTORS
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
BOARD ACTIONS; COMMITTEES OF THE BOARD OF DIRECTORS
STOCKHOLDER COMMUNICATIONS WITH DIRECTORS
DIRECTOR COMPENSATION
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EQUITY COMPENSATION PLAN INFORMATION
EXECUTIVE COMPENSATION AND OTHER INFORMATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCKHOLDER RETURN PERFORMANCE PRESENTATION
REPORT OF THE AUDIT COMMITTEE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
STOCKHOLDER PROPOSALS
ANNUAL REPORT AND FORM 10-K